EXHIBIT 99.1

Shareholder Relations	NEWS RELEASE

288 Union Street, Rockland, MA 02370	Contact:
Chris Oddleifson
President and
Chief Executive Officer
(781) 982-6660
Denis K. Sheahan
Chief Financial Officer
(781) 982-6341
INDEPENDENT BANK CORP. REPORTS 1st QUARTER 2008 EARNINGS
     Rockland, Massachusetts (May 5, 2008). Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income of $6.3 million and diluted earnings per share of $0.44 for the quarter ending March 31, 2008. This represents a decrease of $0.01, or (2.2%), on a per share basis, from the $0.45 diluted earnings per share recorded in the same quarter a year ago. Net income for the quarter decreased $318,000 as compared to the same period last year.
     Certain non-core items are included in the computation of earnings in accordance with United States of America generally accepted accounting principles (“GAAP”) in both 2008 and 2007 as indicated by the table below. In an effort to provide investors with information regarding the Company’s results, the Company has disclosed certain non-GAAP information, which management believes provides useful information to the investor. This information should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP information which may be presented by other companies.

	Three Months Ending
	March 31,
	2008	2007	$ Variance	% Variance
	Dollars in Thousands, Except Per Share Data
RECONCILIATION TABLE - NON-GAAP FINANCIAL INFORMATION
NET INCOME (GAAP)	$6,308	$6,626	$(318)	-4.80%
Non-Interest Income Components
Add — Net Loss on Sale of Securities, net of tax	396	—	396	n/a
Non-Interest Expense Components
Add — Executive Early Retirement Costs, net of tax	—	264	(264)	n/a
Add — Merger & Acquisition Expenses, net of tax	484	—	484	n/a
Less — WorldCom Bond Loss Recovery, net of tax	(272)	—	(272)	n/a

NET OPERATING EARNINGS (NON-GAAP)	$6,916	$6,890	$26	0.38%

Diluted Operating Earnings Per Share	$0.48	$0.47	$0.01	2.13%

     Net operating earnings were $6.9 million, or $0.48 on a per diluted share basis for the three months ending March 31, 2008, compared to net operating earnings and diluted earnings per share for the three months ending March 31, 2007 of $6.9 million and $0.47, respectively, which represents an increase of $26,000 or $0.01 per diluted share.
     Comparing the three months ending March 31, 2008 to the same period last year, net interest income increased $1.8 million, or 7.4%, from the year ago period due to the continued strategic repositioning of the Company’s balance sheet and the acquisition of Slade’s Ferry Bancorp. in the first quarter of this year.
     The net interest margin for the three month period ending March 31, 2008 was 3.90% as compared to 3.84% for the three month period ending March 31, 2007.
     The Company’s allowance for loan losses as a percentage of loans was 1.29% and 1.34% at March 31, 2008 and March 31, 2007, respectively. The provision for loan losses was $1.3 million for the quarter ended March 31, 2008 compared to $891,000 for the year ago comparative period. Net charge-offs were $1.1 million for the first three months of 2008 as compared to $891,000 for the first three months of 2007.
     Non-interest income increased by $446,000, or 5.7%, during the three months ended March 31, 2008, as compared to the same period in the prior year. Excluding the net losses on sale of securities during the first quarter of 2008, non-interest income grew by $1.1 million, or 13.5%, in the three-month period ending March 31, 2008, when compared to 2007. See the table below for a reconciliation of non-interest income as adjusted.

	Three Months Ended
	March 31,
	2008	2007	$ Variance	% Variance
	(Dollars in Thousands)
Non-Interest Income GAAP	$8,238	$7,792	$446	5.72%
Add — Net Loss on Sale of Securities	609	—	$609	n/a

Non-Interest Income as Adjusted	$8,847	$7,792	$1,055	13.54%

The change is attributable to the following:
➢	Service charges on deposit accounts increased by $226,000, or 6.6%, for the three months ended March 31, 2008, as compared to the same period in 2007, primarily due to increased overdraft fees.

➢	Wealth management revenue increased by $862,000, or 47.5%, for the three months ended March 31, 2008, as compared to the same period in 2007. Investment management revenue increased by $942,000, or 60.9%, for the three months ended March 31, 2008 as compared to the three months ended March 31, 2007. Assets under management at March 31, 2008 were $1.3 billion, an increase of $448.9 million, or 53.0%, as compared to March 31, 2007. On November 1, 2007 Rockland Trust completed its acquisition of assets from the Lincoln, Rhode Island-based O’Connell Investment Services, Inc. The closing of this transaction added approximately $200 million to assets under management. Retail wealth management revenue decreased by $80,000, or (30.0%), for the three months ended March 31, 2008, as compared to the three months ended March 31, 2007.

➢	Mortgage banking income increased by $340,000, or 43.9%, for the three months ended March 31, 2008, as compared to the same period in 2007. The balance of the mortgage servicing asset was $2.0 million and loans serviced amounted to $265.6 million as of March 31, 2008, as compared to a mortgage servicing asset balance of $2.3 million and loans serviced amounting to $281.7 million at March 31, 2007.

➢	There was a net loss on the sale of securities of $609,000 during the first quarter of 2008. Of this loss, $742,000 is associated with the sale of the majority of the Slade’s Ferry Bancorp. securities portfolio, which was offset by gains on agency securities recorded in the quarter. There were no gains or losses on the sale of securities during the first quarter of 2007.

➢	Other non-interest income decreased by $405,000, or (31.0%), for the three months ended March 31, 2008, as compared to the same period in 2007. The decrease is primarily attributable to declines in 1031 exchange income of $294,000, due to the slowdown in national commercial real estate markets, and declines in trading revenue of $68,000.
     Non-interest expense increased by $2.6 million, or 12.0%, for the three months ended March 31, 2008, as compared to the same periods in 2007. Excluding executive early retirement costs in 2007 and merger & acquisition expenses and the WorldCom Bond loss recovery in 2008, non-interest expense increased $2.5 million, or 11.4%, for the three months ending March 31, 2008, as compared to the same period in 2007. See the table below for a reconciliation of non-interest expense as adjusted.

	Three Months Ended
	March 31,
	2008	2007	$ Variance	% Variance
	(Dollars in Thousands)
Non-Interest Expense GAAP	$24,032	$21,452	$2,580	12.03%
Add — Executive Early Retirement Costs	—	406	(406)	n/a
Add — Merger & Acquisition Expenses	744	—	744	n/a
Less — WorldCom Bond Loss Recovery	(418)	—	(418)	n/a

Non-Interest Expense as Adjusted	$24,358	$21,858	$2,500	11.44%

➢	Salaries and employee benefits increased by $1.0 million, or 7.5%, for the three months ended March 31, 2008, as compared to the same period in 2007. The increase in salaries and benefits is attributable to the Slade’s Ferry Bancorp. acquisition, annual merit increases, incentive programs, and the O’Connell acquisition in the fourth quarter of 2007.

➢	Occupancy and equipment expense increased by $349,000, or 13.7%, for the three-month period ending March 31, 2008, as compared to the same period in 2007 mainly due to increases in rent expense of $136,000 due to new locations, $78,000 for increased cost for snow removal and sanding, and the effects of the Slade’s Ferry Bancorp. acquisition.

➢	Data processing and facilities management expense increased by $196,000, or 18.0%, for the three-month period ending March 31, 2008, as compared to the same period in 2007. The increase is partially a result of new functionality as well as an increase in volume.

➢	Due to the Slade’s Ferry Bancorp. acquisition, there was $744,000 of merger and acquisition expenses in the first quarter of 2008.

➢	Other non-interest expense increased by $300,000, or 6.4%, for the three-month period ending March 31, 2008, as compared to the same period in 2007. The increase in the three-month period is primarily attributable to advertising expenses of $208,000, consulting fees of $197,000 and intangible amortization of $170,000, partially offset by a recovery on the WorldCom bond loss of $418,000.
     The Company’s effective tax rate was 27% and 30% in the first quarter periods ended March 31, 2008 and 2007, respectively. The reduction in the effective tax rate is a result of the impact of the Company’s New Markets Tax Credit program.
     Total assets increased by $561.8 million, or 20.3%, to $3.3 billion in total assets at March 31, 2008 as compared to March 31, 2007. This increase is primarily a result of the closing of the acquisition of Slade’s Ferry Bancorp. during the first quarter of 2008.
➢	Securities decreased by $20.7 million, or (4.1%), during the three months ended March 31, 2008, due to the sale of $50.0 million in agency securities resulting in a gain of $133,000 in January 2008. In addition, associated with the Slade’s Ferry Bancorp. acquisition, the Company sold the majority of Slades investment portfolio incurring a loss of $742,000. The ratio of securities to total assets as of March 31, 2008 was 14.6%, compared to 18.3% at December 31, 2007.

➢	Total loans grew by $481.0 million, or 23.5%, in the first quarter of 2008 as compared to December 31, 2007. The acquisition of Slade’s Ferry Bancorp. added $471.2 million in growth, as shown in the table below.

	March 31,	December 31,	Slade’s	Organic
	2008	2007	Acquisition	Growth
		(Dollars in Thousands)
Loans
Commercial and Commercial Real Estate Loans	$1,453,300	$1,121,310	$316,081	$15,909
Business Banking	73,853	69,977	—	3,876
Residential Real Estate	449,873	341,090	114,432	(5,649)
Consumer — Home Equity	355,367	308,744	38,723	7,900
Consumer — Other	191,549	201,831	2,009	(12,291)

Total Loans	$2,523,942	$2,042,952	$471,245	$9,745

Excluding the Slade’s Ferry Bancorp. acquisition, organic growth achieved amounted to $9.7 million, or 1.9% on an annualized basis, and was concentrated in the business and home equity lending categories while the residential real estate and consumer (primarily indirect automobile lending) categories were reduced. Total commercial loans (including business banking) following the Slade’s Ferry Bancorp. acquisition now represents 60.5% of the total loan portfolio.
➢	Total deposits of $2.5 billion increased 21.2% at March 31, 2008 compared to $2.0 billion at December 31, 2007. Of the increase, $410.8 million is a result of the Slades acquisition. Excluding the impact of the acquisition, deposits grew at an annualized rate of 3.9%. See the table below for the deposits that transferred from Slade’s Ferry Bancorp.

	March 31,	December 31,	Slade’s	Organic
	2008	2007	Acquisition	Growth
		(Dollars in Thousands)
Deposits
Demand Deposits	$549,581	$471,164	$74,584	$3,833
Savings and Interest Checking Accounts	686,808	587,474	119,908	(20,574)
Money Market	484,634	435,792	38,668	10,174
Time Certificates of Deposit	735,922	532,180	177,609	26,133

Total Deposits	$2,456,945	$2,026,610	$410,769	$19,566

➢	Borrowings increased by $38.8 million, or 7.7%, during the three months ending March 31, 2008, compared to December 31, 2007, due to retaining a portion of the borrowings acquired from Slade’s Ferry Bancorp., $10.3 million of which are junior subordinated debentures.
          The Company reported return on average assets and return on average equity in the first quarter of 2008 of 0.87% and 10.01%, respectively, as compared to 0.96% and 11.73% for the same period in 2007. Operating return on average assets and return on average equity in the first quarter of 2008 was 0.95% and 10.98%, respectively, as compared to 1.00% and 12.20% for the same period in 2007.
     Stockholders’ equity at March 31, 2008 totaled $300.7 million, as compared to $220.5 million at December 31, 2007. The Tier 1 leverage capital ratio at March 31, 2008 was 8.55%, maintaining the Company’s well-capitalized position.
     At March 31, 2008 the balance of goodwill was $116.6 million and other intangible assets, primarily core deposit intangibles, were $10.8 million. The amount of goodwill and core deposit intangible assets that were due to the Slade’s Ferry Bancorp. acquisition was $58.1 million and $9.0 million, respectively.
     The allowance for loan losses was $32.6 million at March 31, 2008 and $26.8 million at December 31, 2007. The majority of the increase in allowance for loan losses is due to the Slade’s Ferry Bancorp. acquisition which closed in the first quarter of 2008. Nonperforming assets totaled $11.9 million at March 31, 2008, or 0.36% of total assets, as compared to $8.3 million reported at December 31, 2007, or 0.30% of total assets.
     Christopher Oddleifson, President and Chief Executive Officer, and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss first quarter earnings at 4:30 p.m. Eastern Time on Monday, May 5, 2008. Internet access to the call is available on the Company’s website at http://www.RocklandTrust.com or by telephonic access by dial-in at 1-800-860-2442 reference: INDB. A replay of the call will be available by calling 1-877-344-7529, Replay Passcode: 416741. The web cast replay will be available until May 5, 2009 and the telephone replay will be available until May 12, 2008.
     Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has approximately $3.3 billion in assets. Rockland Trust offers commercial banking, retail banking, investment management, and insurance sales services from: 63 retail branches, 9 commercial lending centers, and 5 mortgage origination offices located throughout southeastern Massachusetts and on Cape Cod; and, from 4 investment management offices located throughout southeastern Massachusetts, on Cape Cod, and in Rhode Island. To find out more about the products and services available at Rockland Trust, please visit https://www.RocklandTrust.com.
     This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.
     This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of

America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These non-GAAP measures may exclude significant gains or losses that are unusual in nature, such as securities losses. Because these gains and losses and their impact on the Company’s performance are difficult to predict, management believes that presentations of adjusted financial measures excluding the impact of these gains and losses provide useful information that is essential to a proper understanding of the operating results of the Company. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands)

						March 31, 2008 vs.
CONSOLIDATED BALANCE SHEETS	March 31,	December 31,	$	%	March 31,	March 31, 2007%
	2008	2007	Variance	Change	2007	Variance	Change
Assets
Cash and Due From Banks	$80,598	$67,416	13,182	19.55%	$63,382	$17,216	27.16%
Fed Funds Sold and Short Term Investments	—	—	—	—	41,000	(41,000)	-100.00%
Securities
Trading Assets	3,305	1,687	1,618	95.91%	1,646	1,659	100.79%
Securities Available for Sale	419,491	444,258	(24,767)	-5.57%	405,866	13,625	3.36%
Securities Held to Maturity	39,335	45,265	(5,930)	-13.10%	61,973	(22,638)	-36.53%
Federal Home Loan Bank Stock	24,603	16,260	8,343	51.31%	16,260	8,343	51.31%

Total Securities	486,734	507,470	(20,736)	-4.09%	485,745	989	0.20%

Loans
Commercial and Industrial	259,430	190,522	68,908	36.17%	171,650	87,780	51.14%
Commercial Real Estate	1,030,085	797,416	232,669	29.18%	740,591	289,494	39.09%
Commercial Construction	163,785	133,372	30,413	22.80%	114,183	49,602	43.44%
Business Banking	73,853	69,977	3,876	5.54%	64,568	9,285	14.38%
Residential Real Estate	426,674	323,847	102,827	31.75%	362,644	64,030	17.66%
Residential Construction	7,622	6,115	1,507	24.64%	5,838	1,784	30.56%
Residential Loans Held for Sale	15,577	11,128	4,449	39.98%	12,298	3,279	26.66%
Consumer — Home Equity	355,367	308,744	46,623	15.10%	285,381	69,986	24.52%
Consumer — Auto	147,232	156,006	(8,774)	-5.62%	192,064	(44,832)	-23.34%
Consumer — Other	44,317	45,825	(1,508)	-3.29%	47,999	(3,682)	-7.67%

Total Loans	2,523,942	2,042,952	480,990	23.54%	1,997,216	526,726	26.37%
Less — Allowance for Loan Losses	(32,609)	(26,831)	(5,778)	21.53%	(26,815)	(5,794)	21.61%

Net Loans	2,491,333	2,016,121	475,212	23.57%	1,970,401	520,932	26.44%

Bank Premises and Equipment	51,559	39,085	12,474	31.92%	38,454	13,105	34.08%
Goodwill and Core Deposit Intangible	127,391	60,411	66,980	110.87%	58,533	68,858	117.64%
Other Assets	92,616	77,910	14,706	18.88%	82,431	10,185	12.36%

Total Assets	$3,330,231	$2,768,413	561,818	20.29%	$2,739,946	$590,285	21.54%

Liabilities and Stockholders’ Equity
Deposits
Demand Deposits	$549,581	$471,164	78,417	16.64%	$478,330	$71,251	14.90%
Savings and Interest Checking Accounts	686,808	587,474	99,334	16.91%	590,920	95,888	16.23%
Money Market	484,634	435,792	48,842	11.21%	474,386	10,248	2.16%
Time Certificates of Deposit	735,922	532,180	203,742	38.28%	539,318	196,604	36.45%

Total Deposits	2,456,945	2,026,610	430,335	21.23%	2,082,954	373,991	17.95%

Borrowings
Federal Home Loan Bank Borrowings	332,105	311,125	20,980	6.74%	231,215	100,890	43.63%
Fed Funds Purchased and Assets Sold Under Repurchase Agreements	138,633	138,603	30	0.02%	108,737	29,896	27.49%
Junior Subordinated Debentures	61,857	51,547	10,310	20.00%	77,320	(15,463)	-20.00%
Other Borrowings	10,516	3,069	7,447	242.65%	67	10,449	15595.52%

Total Borrowings	543,111	504,344	38,767	7.69%	417,339	125,772	30.14%

Total Deposits and Borrowings	3,000,056	2,530,954	469,102	18.53%	2,500,293	499,763	19.99%
Other Liabilities	29,518	16,994	12,524	73.70%	18,157	11,361	62.57%
Stockholders’ Equity	300,657	220,465	80,192	36.37%	221,496	79,161	35.74%

Total Liabilities and Stockholders’ Equity	$3,330,231	$2,768,413	561,818	20.29%	$2,739,946	$590,285	21.54%

INDEPENDENT BANK CORP. FINANCIAL SUMMARY
(Unaudited — Dollars in Thousands, Except Per Share Data)

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended
	March 31,		$	%
	2008	2007	Variance	Change

INTEREST INCOME
Interest on Fed Funds Sold and Short Term Investments	$19	$444	$(425)	-95.72%
Interest and Dividends on Securities	5,892	5,980	(88)	-1.47%
Interest on Loans	35,168	33,700	1,468	4.36%

Total Interest Income	41,079	40,124	955	2.38%

INTEREST EXPENSE
Interest on Deposits	10,315	11,094	(779)	-7.02%
Interest on Borrowed Funds	4,999	5,041	(42)	-0.83%

Total Interest Expense	15,314	16,135	(821)	-5.09%

Net Interest Income	25,765	23,989	1,776	7.40%
Less — Provision for Loan Losses	1,342	891	451	50.62%

Net Interest Income after Provision for Loan Losses	24,423	23,098	1,325	5.74%

NON-INTEREST INCOME
Service Charges on Deposit Accounts	3,635	3,409	226	6.63%
Wealth Management	2,676	1,814	862	47.52%
Mortgage Banking Income	1,114	774	340	43.93%
BOLI Income	520	488	32	6.56%
Net Loss on Sale of Securities	(609)	—	(609)	-100.00%
Other Non-Interest Income	902	1,307	(405)	-30.99%

Total Non-Interest Income	8,238	7,792	446	5.72%

NON-INTEREST EXPENSE
Salaries and Employee Benefits	14,143	13,152	991	7.53%
Occupancy and Equipment Expenses	2,903	2,554	349	13.66%
Data Processing and Facilities Management	1,284	1,088	196	18.01%
Merger & Acquisition Expense	744	—	744	100.00%
WorldCom Bond Loss Recovery	(418)	—	(418)	-100.00%
Other Non-Interest Expense	5,376	4,658	718	15.41%

Total Non-Interest Expense	24,032	21,452	2,580	12.03%

INCOME BEFORE INCOME TAXES	8,629	9,438	(809)	-8.57%

PROVISION FOR INCOME TAXES	2,321	2,812	(491)	-17.46%

NET INCOME	$6,308	$6,626	$(318)	-4.80%

BASIC EARNINGS PER SHARE	$0.44	$0.46		-4.35%
DILUTED EARNINGS PER SHARE	$0.44	$0.45		-2.22%
BASIC AVERAGE SHARES	14,386,845	14,466,489		-0.55%
DILUTED AVERAGE SHARES	14,459,978	14,630,473		-1.17%

PERFORMANCE RATIOS:
Net Interest Margin (FTE)	3.90%	3.84%		1.56%
Return on Average Assets	0.87%	0.96%		-9.38%
Return on Average Equity	10.01%	11.73%		-14.66%

RECONCILIATION TABLE — NON-GAAP FINANCIAL INFORMATION
NET INCOME (GAAP)	$6,308	$6,626	$(318)	-4.80%
Non-Interest Income Components
Add — Net Loss on Sale of Securities, net of tax	396	—	396
Non-Interest Expense Components
Add — Executive Early Retirement Costs, net of tax	—	264	(264)
Add — Merger and Acquisition Expenses, net of tax	484	—	484
Less — WorldCom Bond Loss Recovery, net of tax	(272)		(272)

NET OPERATING EARNINGS	$6,916	$6,890	$26	0.38%

Diluted Earnings Per Share, on an Operating Basis	$0.48	$0.47	$0.01	2.13%

INDEPENDENT BANK CORP.
SUPPLEMENTAL FINANCIAL INFORMATION
CONSOLIDATED AVERAGE BALANCE SHEETS AND AVERAGE RATE DATA
(Unaudited — Dollars in Thousands)

		Three Months Ended March 31,
		2008			2007
			Interest			Interest
	Ending	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Balance	Paid	Rate	Balance	Paid	Rate
Interest-Earning Assets:

Federal Funds Sold and Short Term Investments	$—	$624	$19	12.18%	$33,638	$444	5.28%
Securities:
Trading Assets	3,305	2,579	28	4.34%	1,691	14	3.31%
Taxable Investment Securities	439,724	423,783	5,386	5.08%	448,521	5,402	4.82%
Non-taxable Investment Securities (1)	43,705	45,833	735	6.41%	53,560	868	6.48%

Total Securities:	486,734	472,195	6,149	5.21%	503,772	6,284	4.99%

Loans (1)	2,523,942	2,207,337	35,285	6.39%	2,003,218	33,816	6.75%
Total Interest-Earning Assets	$3,010,676	$2,680,156	$41,453	6.19%	$2,540,628	$40,544	6.38%

Cash and Due from Banks	80,598	60,598			59,326
Other Assets	238,957	170,328			148,243

Total Assets	$3,330,231	$2,911,082			$2,748,197

Interest-bearing Liabilities:
Deposits:
Savings and Interest Checking Accounts	$686,808	$607,387	$1,591	1.05%	$571,638	$1,800	1.26%
Money Market	484,634	454,460	2,578	2.27%	469,367	3,541	3.02%
Time Deposits	735,922	607,399	6,146	4.05%	558,497	5,753	4.12%

Total interest-bearing deposits:	1,907,364	1,669,246	10,315	2.47%	1,599,502	11,094	2.77%
Borrowings:
Federal Home Loan Bank Borrowings	$332,105	$300,577	$2,942	3.92%	$252,777	$2,791	4.42%
Federal Funds Purchased and Assets Sold Under Repurchase Agreement	138,633	139,276	1,153	3.31%	105,701	852	3.22%
Junior Subordinated Debentures	61,857	55,059	860	6.25%	77,320	1,390	7.19%
Other Borrowings	10,516	4,439	44	3.96%	585	8	5.47%

Total Borrowings:	543,111	499,351	4,999	4.00%	436,383	5,041	4.62%

Total Interest-Bearing Liabilities	$2,450,475	$2,168,597	$15,314	2.82%	$2,035,885	$16,135	3.17%

Demand Deposits	549,581	475,020			472,682

Other Liabilities	29,518	15,471			13,754

Total Liabilities	$3,029,574	$2,659,088			$2,522,321
Stockholders’ Equity	300,657	251,994			225,876

Total Liabilities and Stockholders’ Equity	$3,330,231	$2,911,082			$2,748,197

Net Interest Income			$26,139			$24,409

Interest Rate Spread (2)				3.37%			3.21%

Net Interest Margin (3)				3.90%			3.84%

Supplemental Information:
Total Deposits, including Demand Deposits	$2,456,945	$2,144,266	$10,315		$2,072,184	$11,094
Cost of Total Deposits				1.92%			2.14%
Total Funding Liabilities, including Demand Deposits	$3,000,056	$2,643,617	$15,314		$2,508,567	$16,135
Cost of Total Funding Liabilities				2.32%			2.57%

(1)	The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $374 and $420 for the three months ended March 31, 2008 and 2007, respectively.

(2)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3)	Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	As Of
	March 31,	December 31,	March 31,
	2008	2007	2007
	(Dollars in Thousands, Except Per Share Data)
Asset Quality
Nonperforming Loans
Commercial & Industrial Loans	$516	$306	$685
Business Banking Loans	584	439	328
Commercial Real Estate Loans	3,578	2,568	3,261
Residential Real Estate Loans	3,733	2,380	2,055
Installment Loans — Home Equity	1,208	872	343
Installment Loans — Auto	933	833	552
Installment Loans — Other	346	246	130

Total Nonperforming Loans	10,898	7,644	7,354

Other Real Estate Owned	1,019	681	—
Nonperforming Assets	$11,917	$8,325	$7,354

Net charge-offs (year to date)	$1,089	$3,114	$891
Net charge-offs to average loans (annualized)	0.20%	0.16%	0.18%

Nonperforming Loans/Gross Loans	0.43%	0.37%	0.37%
Allowance for Loan Losses/Nonperforming Loans	299.22%	351.01%	364.63%
Loans/Total Deposits	102.73%	100.81%	95.88%
Allowance for Loan Losses/Total Loans	1.29%	1.31%	1.34%

Financial Ratios
Book Value per Share	$18.48	$16.04	$15.49
Tangible Capital/Tangible Asset	5.41%	5.91%	6.08%
Tangible Capital/Tangible Asset (proforma to include the deductibility of goodwill)	5.86%	6.59%	6.62%
Tangible Book Value per Share	$10.65	$11.64	$11.40
Tangible Book Value per Share (proforma to include the deductibility of goodwill)	$11.54	$12.70	$12.41

Capital Adequacy
Tier one leverage capital ratio (1)	8.55%	8.02%	8.08%

(1)	Estimated number for March 31, 2008
Certain amounts in prior year financial statement have been reclassified to conform to the current year’s presentation.